Exhibit 99.1

5321 Corporate Boulevard

Baton Rouge, LA 70808

Lamar Advertising Company Announce

Repayment of Senior Credit Facility Indebtedness

Baton Rouge, LA — December 12, 2012 — Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announced today that its wholly owned subsidiary, Lamar Media Corp. (“Lamar Media”) has issued an irrevocable notice to repay $295 million of the Term B loan under its senior credit facility. The Term B loan bears interest at a rate of 4.0% and matures on December 31, 2016. The repayment is expected to be effective on December 14, 2012. Following the repayment, approximately $22 million will remain outstanding under the Term B loan. Lamar Media is funding the repayment with the approximately $240 million of proceeds remaining from its previously announced institutional private placement of $535 million aggregate principal amount of 5% Senior Subordinated Notes due 2023, which closed on October 30, 2012, and cash from operations.

Forward-Looking Statements

This press release contains forward-looking statements regarding Lamar Media’s expected repayment of indebtedness under its senior credit facility. These forward-looking statements involves risks and uncertainties that could cause results to differ materially from performance expressed or implied by these forward-looking statements.

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Contact:

Lamar Media Corp.

Keith Istre

Chief Financial Officer

(225) 926-1000

KI@lamar.com